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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               HE HOLDINGS, INC. (To be renamed Raytheon Company)
             (Exact name of registrant as specified in its charter)

                    Delaware                      95-1778500
(State of incorporation or organization)       (IRS Employer Identification No.)

c/o Raytheon Company, 141 Spring Street, Lexington, Massachusetts       02173
    (Address of principal executive offices)                         (Zip Code)

If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b)of the Exchange Act            securities  pursuant to Section )
and is effective pursuant to General        12(g of the Exchange Act and is
Instruction A.(c), please check             effective pursuant to General
the following  box. /x/                     Instruction  A.(d), please check
                                            the following box. / /

Securities Act registration statement file         333-37223
number to which this form relates:             ---------------
                                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered

Class A Common Stock,                       New York Stock Exchange
par value $.01 per share                    Chicago Stock Exchange
                                            Pacific Exchange

Series A Junior Participating               New York Stock Exchange
Preferred Stock purchase rights             Chicago Stock Exchange
                                            Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

     The undersigned Registrant, HE Holdings, Inc., hereby amends and restates the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on December 11, 1997, in order to delete all references to the "Pacific Stock Exchange" and replace such references with the "Pacific Exchange."

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Item 1.  Description of Registrant's Securities To Be Registered.

     Descriptions of the Class A common stock, par value $.01 per share
("Class A Common Stock") and the related Series A Junior Participating Preferred Stock purchase rights ("Rights"), of the Registrant are set forth under the captions "comparison of GM Class H Common Stock, New Class H Common Stock and "Class A Common Stock" and "New Raytheon Capital Stock" in Chapter 6, in the Prospectus which forms a part of the Registration Statement on Form
S-4 (Commission File No. 333-37223), as filed with the Securities and Exchange Commission (the "Commission") on October 6, 1997, as amended by Amendments Nos. 1, 2, 3 and 4 on October 8, 1997, October 14, 1997, October 17, 1997 and November 10, 1997, respectively (the "Class A Registration Statement"), which description is incorporated herein by reference.

Item 2.  Exhibits.

          1. Registration Statement on Form S-4 (Commission File No. 333-37223), as filed with the Commission on October 6, 1997, as amended by Amendments Nos. 1, 2, 3 and 4 on October 8, 1997, October 14, 1997, October 17, 1997 and November 10, 1997, respectively (incorporated herein by reference).

          2. Registration Statement on Form S-4 (Commission File No. 33-39861), as filed with the Commission on November 10, 1997 (the "Class B Registration Statement") (incorporated herein by reference).

          3. Prospectus filed pursuant to Rule 424(b)(3)(Commission File No. 333-39861), as filed with the Commission on November 12, 1997 (incorporated herein by reference).

          4. Form of Amended and Restated Certificate of Incorporation of HE Holdings, Inc.*

          5. Form of Amended and Restated By-Laws of HE Holdings, Inc. (filed as Exhibit 3(d) to the Class A Registration Statement and incorporated herein by reference).

          6. Form of Rights Agreement to be entered into by and between HE Holdings, Inc. and State Street Bank and Trust Company.*

* Previously filed.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         HE HOLDINGS, INC.


                                     /s/ J. L. Williamson
                                         J. L. Williamson
                                         Assistant Secretary


Date:  December 16, 1997